UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2010

ENCORE CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26489	48-1090909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

(877) 445-4581

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

We held our 2010 Annual Meeting of Stockholders on Wednesday, June 16, 2010 to vote on two proposals. Proxy statements were sent to all shareholders.

The first proposal was for the election of the following nine directors: J. Brandon Black; Timothy J. Hanford; George Lund; Richard A. Mandell; Willem Mesdag; John J. Oros; J. Christopher Teets; H Ronald Weissman and Warren Wilcox. All nine directors were elected with the following votes tabulated:

	For	Withhold	Broker Non-Votes
J. Brandon Black	21,197,230	147,177	0
Timothy J. Hanford	19,977,403	1,367,004	0
George Lund	21,194,790	149,617	0
Richard A. Mandell	18,621,724	2,722,683	0
Willem Mesdag	21,023,458	320,949	0
John J. Oros	21,195,646	148,761	0
J. Christopher Teets	20,830,005	514,402	0
H Ronald Weissman	21,197,329	147,078	0
Warren Wilcox	21,197,329	147,078	0

The second proposal was the ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for 2010. The appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm was ratified with the following votes tabulated:

For	Against	Abstain	Broker Non-Votes
22,246,664	50,000	6,271	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date June 17, 2010

/S/ PAUL GRINBERG
Paul Grinberg
Executive Vice President, Chief Financial Officer and Treasurer